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                                                                     Exhibit 4.4
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                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                          1997 PATENT INCENTIVE PLAN


Section 1.  Establishment and Purpose
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          1.1   Purpose. Somnus Medical Technologies, Inc. (the "Company")
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hereby establishes the Somnus Medical Technologies, Inc. Patent Incentive Plan
(the "Plan"). The Plan is intended to motivate, reward and provide additional incentive to eligible Employees of the Company, upon whose ideas and efforts, the Company are largely dependent.

          1.2   Effective Date.  The Plan is effective as of July 15, 1997.
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Section 2.  Definitions
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     Defined Terms.  When used in the Plan, the following terms shall have the
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meanings specified below:

          2.1   "Administrator" means the Board or the Committee as shall be
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administering the Plan, in accordance with Section 5 of the Plan.

          2.2   "Award" shall mean an award of cash or Shares granted under the
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Plan.

          2.3   "Board" means the Company's Board of Directors.
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          2.4   "Committee" means the Patent Review Committee.
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          2.5   "Company" means Somnus Medical Technologies, Inc.
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          2.6   "Employee" means any regular full-time employee of the Company.
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          2.7   "Invention Disclosure" means legal documentation of the
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invention describing the utility, structural and functional nature of the invention.

          2.8   "Participant" means an Employee who receives an Award under the
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Plan.

          2.9   "Share" means a share of common stock of the Company, as
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adjusted in accordance with Section 6 of the Plan.

Section 3.  Grant of Award
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          3.1   Eligibility.  Only Employees are eligible to receive an Award
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under the Plan.  The Administrator may grant more than one Award to an Employee.

          3.2   Procedure for Grant.
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          (a)   Each Employee whose Invention Disclosure is approved by the
Employee's department head shall be granted an Award of cash in the amount of $200.

          (b) Upon approval by the Employee's department head, the Invention Disclosure shall be submitted to the Committee. Within ten business days, the Committee shall review the Invention Disclosure. In the event that the Committee selects the Invention Disclosure as the subject of an application for a patent, and such application is filed, the Employee shall be granted an Award of 100 Shares.

          (c) At such time as the patent issues, the Employee shall be granted an Award of 400 Shares and shall receive a personalized patent plaque.

Section 4.  Payment of Awards
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          4.1   Right to Receive Payment.  Any Award that may become due under
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this Plan shall be made solely from the general assets of the Company.  Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

          4.2   Timing of Payment.  Awards shall be paid as soon as practicable
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after grant.

          4.3   Beneficiaries.  If permitted by the Committee, each Participant
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may designate, in writing and on such form as the Company may prescribe, one or more beneficiaries to receive any Award that is payable after the individual's death. In the event of a Participant's death, any Award that is payable to such Participant shall be paid to his or her beneficiary or, in the event that no beneficiary has been designated, to his or her estate.

Section 5.  Administration
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          5.1   Administration.  The Plan shall be administered by the
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Administrator.

          5.2   Powers of the Administrator.  Subject to the provisions of the
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Plan, and in the case of the Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                (a) to select the Employees to whom Awards may be granted hereunder;

                (b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (c) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

                (d) to modify and amend each Award;

                (e) to make all other determinations deemed necessary or advisable for administering the Plan.
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          5.3   Effect of Administrator's Decision.  The Administrator's
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decisions, determinations and interpretations shall be final and binding on all
Participants and any other holders of Awards.

Section 6.  Shares Subject to the Plan.
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          6.1   Number of Shares.  Subject to adjustment as provided in Section
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6.3, the total number of Shares available for grant under the Plan shall not exceed 5,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

          6.2   Lapsed Awards.  If an Award of Shares (or portion thereof) is
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cancelled, terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award of Shares.

          6.3   Adjustments in Awards and Authorized Shares.  In the event of
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any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Board shall adjust the number and class of Shares which may be delivered under the Plan, and the number and class of Shares subject to outstanding Awards, in such manner as the Administrator (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards of Shares. Notwithstanding the foregoing, the number of Shares subject to any Award of Shares shall always be a whole number.

Section 7.  General Provisions
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          7.1   Tax Withholding.  The Company shall withhold all applicable
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taxes required by law from any payment, including any federal, FICA, state and local taxes.

          7.2   Nonassignability.  Prior to the time of any payment under the
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Plan, a Participant shall have no right by way of anticipation or otherwise to assign or transfer any interest under this Plan.

          7.3   Employment Rights/Participation.  The establishment and
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subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon any Participant or any other individual for the continuation of his or her employment with the Company. Subject to any written employment contract signed by an authorized officer or director of the Company which specifically includes any limitation on the Company's right, the Company expressly reserves the right, which may be exercised at any time, to discharge any individual and/or treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Receiving an Award under the Plan does not confer any right to be named as a Participant and receive any succeeding Award.

          7.4   No Individual Liability.  No member of the Committee or the
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Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Award made under the Plan.

          7.5   Severability; Governing Law.  If any particular provision of
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this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of California (with the exception of its conflict of laws provisions).
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          7.6   Affiliates of the Company.  Requirements referring to
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employment with the Company or payment of Awards can be performed through the
Company or any affiliate of the Company.

Section 8.  Amendment and Termination
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          8.1   Amendment and Termination.  The Board shall have the power to
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amend, suspend or terminate the Plan at any time, provided that no such amendment or termination shall adversely impair a Participant's right with respect to an Award that has been granted.